Exhibit 4(k)


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                                LOAN AGREEMENT
NWK3: 352222.02

                                BY AND BETWEEN

                 NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

                                      AND

                         THE MOUNT HOLLY WATER COMPANY










                         DATED AS OF NOVEMBER 1, 1998

                                     -ii-
                               TABLE OF CONTENTS

                                                                           Page



EXHIBIT A  (1) Description of Project and Environmental Infrastructure System
A-1-1
           (2) Description of Loan  A-2-1

EXHIBIT B  Basis for Determination of Allowable Project Costs B-1

EXHIBIT C  Estimated Disbursement Schedule     C-1

EXHIBIT D  Specimen Borrower Bond   D-1

EXHIBIT E  Opinions of Borrower's Bond and General Counsels   E-1

EXHIBIT F  Additional Covenants and Requirements    F-1

EXHIBIT G  General Administrative Requirements for the State
                Environmental Infrastructure Financing ProgramG-1

EXHIBIT H  Form of Continuing Disclosure Agreement  H-1

                                      -3-
         NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST LOAN AGREEMENT

      THIS LOAN AGREEMENT, made and entered into as of this 1st day of November, 1998, by and between NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST, a public body corporate and politic with corporate succession, and THE MOUNT HOLLY WATER COMPANY, a corporation duly created and validly existing under the laws of the State of New Jersey (the "State");

                               WITNESSETH THAT:

      WHEREAS, the Trust, in accordance with the Act, the Bond Resolution and a financial plan approved by the State Legislature in accordance with Section 23 of the Act, will issue its Trust Bonds on or prior to the Loan Closing for the purpose of making the Loan to the Borrower and the Loans to the Borrowers from the proceeds of the Trust Bonds to finance a portion of the cost of Environmental Infrastructure Facilities (as each of the foregoing terms is defined in Section 1.01 hereof; all capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings set forth in said Section 1.01);

      WHEREAS,   the  Borrower  has,  in  accordance   with  the  Act  and  the
Regulations, made timely application to the Trust for a Loan to finance a portion of the Cost of the Project;

      WHEREAS, the State Legislature, in accordance with Section 20 of the Act, has in the form of an appropriations act approved a project priority list that includes the Project and that authorizes an expenditure of proceeds of the Trust Bonds to finance a portion of the Cost of the Project;

      WHEREAS, the Trust has approved the Borrower's application for a Loan from available proceeds of the Trust Bonds to finance a portion of the Cost of the Project;

      WHEREAS, in accordance with the "Wastewater Treatment Bond Act of 1985", P.L. 1985, c. 329, as amended, and the Regulations, the Borrower has been awarded a Fund Loan for a portion of the Cost of the Project; and

      WHEREAS, the Borrower, in accordance with the Act, the Regulations, the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the Trust evidencing said Loan at the Loan Closing.

      NOW, THEREFORE, for and in consideration of the award of the Loan by the Trust, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

                                   ARTICLE I


                                  DEFINITIONS

      SECTION 1.01. Definitions. The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

      "Act" means the "New Jersey Environmental Infrastructure Trust Act", constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same may from time to time be amended and supplemented.

      "Administrative Fee" means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder as an annual fee of up to three-tenths of one percent (.30%) of the initial principal amount of the Loan or such lesser amount, if any, as may be authorized by any act of the State Legislature and as the Trust may approve from time to time.

      "Authorized Officer" means, in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

      "Bond Counsel" means a law firm appointed or approved by the Trust, as the case may be, having a reputation in the field of municipal law whose opinions are generally acceptable by purchasers of municipal bonds.

      "Bond Resolution" means the "Environmental Infrastructure Bond Resolution, Series 1998B", as adopted by the Board of Directors of the Trust on or about September 21, 1998, authorizing the issuance of the Trust Bonds, and all further amendments and supplements thereto adopted in accordance with the provisions thereof.

      "Borrower" means the corporation that is a party to and is described in the first paragraph of this Loan Agreement, and its successors and assigns.

      "Borrower Bond" means the general obligation bond, note, debenture or other evidence of indebtedness authorized, executed, attested and delivered by the Borrower to the Trust to evidence the Loan, a specimen of which is attached hereto as Exhibit D and made a part hereof.

      "Borrowers" means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the Trust pursuant to which the Trust will make Loans to such recipients from moneys on deposit in the Project Fund, excluding the Project Loan Account.

      "Business Corporation Law" means the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

      "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

      "Cost"  means  those  costs  that are  eligible,  reasonable,  necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an authorized officer of the Trust.

      "Debt Service Reserve Fund" means the Debt Service Reserve Fund as defined in the Bond Resolution.

      "Environmental Infrastructure Facilities" means Wastewater Treatment Facilities, Stormwater Management Facilities or Water Supply Facilities (as such terms are defined in the Regulations).

      "Environmental Infrastructure System" means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof for which the Borrower is borrowing the Loan under this Loan Agreement.

      "Event of Default"  means any  occurrence  or event  specified in Section
5.01 hereof.

      "Fund Loan" means the loan made to the Borrower by the State, acting by and through the New Jersey Department of Environmental Protection, pursuant to the loan agreement dated as of November 1, 1998 by and between the Borrower and the State, acting by and through the New Jersey Department of Environmental Protection, to finance or refinance a portion of the Cost of the Project.

      "Guarantor" means Elizabethtown Water Company, a New Jersey corporation.

      "Interest on the Loan" or "Interest on the Borrower Bond" means the sum of (i) the Interest Portion, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

      "Interest Portion" means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder that is necessary to pay the Borrower's proportionate share of interest on the Trust Bonds (i) as set forth in Exhibit A-2 hereof under the column heading entitled "Interest", or
(ii) with respect to any prepayment of Trust Bond Loan Repayments in accordance with Section 3.07 or 5.03 hereof, to accrue on any principal amount of Trust Bond Loan Repayments to the date of the optional redemption or acceleration, as the case may be, of the Trust Bonds allocable to such prepaid or accelerated Trust Bond Loan Repayment.

      "Loan" means the loan made by the Trust to the Borrower to finance or refinance a portion of the Cost of the Project pursuant to this Loan Agreement. For all purposes of this Loan Agreement, the amount of the Loan at any time shall be the initial aggregate principal amount of the Borrower Bond (which amount equals the amount actually deposited in the Project Loan Account at the Loan Closing plus the Borrower's allocable share of (i) certain costs of issuance and underwriter's discount for all Trust Bonds issued to finance the Loan, (ii) capitalized interest during the Project construction period, and (iii) that portion of the Debt Service Reserve Fund attributable to the cost of funding reserve capacity for the Project) less any amount of such principal amount that has been repaid by the Borrower under this Loan Agreement and less any adjustment made pursuant to the provisions of the Bond Resolution, including, without limitation, Section 5.02(4) thereof, N.J.A.C. 7:22-4.26 and the appropriations act of the State Legislature authorizing the expenditure of Trust Bond proceeds to finance a portion of the Cost of the Project.

      "Loan Agreement" means this Loan Agreement, including the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof and of the Bond Resolution.

      "Loan Agreements" means any other loan agreements entered into by and between the Trust and one or more of the Borrowers pursuant to which the Trust will make Loans to such Borrowers from moneys on deposit in the Project Fund, excluding the Project Loan Account, financed with the proceeds of the Trust Bonds.

      "Loan Closing" means the date upon which the Trust shall issue and deliver the Trust Bonds and the Borrower shall deliver its Borrower Bond, as previously authorized, executed and attested, to the Trust.

      "Loan Repayments" means the sum of (i) Trust Bond Loan Repayments, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

      "Loan Servicer" means, initially, First Union National Bank, the loan servicer for the Loan and the Fund Loan, duly appointed and designated as "Loan Servicer" pursuant to the Loan Servicing and Trust Bonds Security Agreement dated as of November 1, 1998 by and among the Trust, the State, acting by and through the Treasurer of the State on behalf of the New Jersey Department of Environmental Protection, and First Union National Bank, and any successors as "Loan Servicer" under such agreement, as the same may be modified, amended or supplemented from time to time in accordance with its terms.

      "Loan  Term" means the term of this Loan  Agreement  provided in Sections
3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

      "Loans" means the loans made by the Trust to the Borrowers under the Loan Agreements from moneys on deposit in the Project Fund, excluding the Project Loan Account.

      "Master Program Trust Agreement" means that certain Master Program Trust Agreement dated as of November 1, 1995 by and among the Trust, the State, United States Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to First Union National Bank), in several capacities thereunder, as the same may be amended and supplemented from time to time in accordance with its terms.
      "Official Statement" means the Official Statement relating to the issuance of the Trust Bonds.

      "Preliminary   Official   Statement"   means  the  Preliminary   Official
Statement relating to the issuance of the Trust Bonds.

      "Prime Rate" means the prevailing commercial interest rate announced by the Trustee from time to time in the State as its prime lending rate.

      "Project" means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the Trust is permitted to make a loan to the Borrower pursuant to the Act, the Regulations and the Bond Resolution, all or a portion of the Cost of which is financed or refinanced by the Trust through the making of the Loan under this Loan Agreement.

      "Project Fund" means the Project Fund as defined in the Bond Resolution.

      "Project Loan Account" means the project loan account established on behalf of the Borrower in the Project Fund in accordance with the Bond Resolution to finance all or a portion of the Cost of the Project.

      "Regulations" means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and
7:22-10  et  seq.,   as  the  same  may  from  time  to  time  be  amended  and supplemented.

      "State" means the State of New Jersey.

      "Trust" means the New Jersey Environmental Infrastructure Trust, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of the Act.

      "Trust Bond Loan Repayments" means the repayments of the principal amount of the Loan plus the payment of any premium associated with prepaying the principal amount of the Loan in accordance with Section 3.07 hereof plus the Interest Portion.

      "Trust Bonds" means bonds authorized by Section 2.03 of the Bond Resolution, together with any refunding bonds authenticated and delivered pursuant to Section 2.04 of the Bond Resolution, in each case issued in order to finance (i) the portion of the Loan deposited in the Project Loan Account,
(ii) the portion of the Loans  deposited  in the  balance of the Project  Fund,
(iii) any capitalized interest related to such bonds, (iv) a portion of the costs of issuance related to such bonds, and (v) that portion of the Debt Service Reserve Fund, if any, allocable to the Loan or Loans, as the case may be, a portion of which includes the funding of reserve capacity for the Environmental Infrastructure Facilities of the Borrower or Borrowers, as the case may be, or to refinance any or all of the above.

      "Trustee"  means,  initially,  First  Union  National  Bank,  the Trustee
appointed  by  the  Trust  and  its   successors  as  Trustee  under  the  Bond
Resolution, as provided in Article X of the Bond Resolution.

      Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts. Words importing one gender shall include the other gender.

                                  ARTICLE II


                   REPRESENTATIONS AND COVENANTS OF BORROWER

      SECTION 2.01. Representations of Borrower. The Borrower represents for the benefit of the Trust, the Trustee and the holders of the Trust Bonds as follows:

      (a)  Organization and Authority.

           (i) The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State, including the Business Corporation Law.

           (ii) The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower empowered by applicable State law and, if applicable, authorized by resolution of the Borrower to perform such actions. To the extent any such action was performed by an officer no longer the duly acting officer of such Borrower, all such actions previously taken by such official are still in full force and effect.

           (iii) The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to sell the Borrower Bond to the Trust, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

           (iv) The Borrower's board of directors has taken all necessary action to authorize the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the sale of the Borrower Bond to the Trust and the Borrower's undertaking and completion of the Project.

           (v) The Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the Borrower Bond and the sale thereof to the Trust upon the terms set forth herein; (C) the approval of the inclusion, if such inclusion is deemed necessary in the sole discretion of the Trust, in the Preliminary Official Statement and the Official Statement of all statements and information relating to the Borrower set forth in "APPENDIX B" thereto (the "Borrower Appendices") and any amendment thereof or supplement thereto; and (D) the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement, including, without limitation, the designation of the Borrower Appendices portion of the Preliminary Official Statement, if any, as "deemed final" for the purposes and within the meaning of Rule 15c2-12 ("Rule 15c2-12") of the Securities and Exchange Commission ("SEC") promulgated under the Securities Exchange Act of 1934, as amended or supplemented, including any successor regulation or statute thereto.

           (vi) This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the Trust; and assuming that the Trust has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, each of this Loan Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under "Description of Loan" in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

      (b) Full Disclosure. There is no fact that the Borrower has not disclosed to the Trust in writing on the Borrower's application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments and any other payments required under this Loan Agreement or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (c) Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments or any other payments required under this Loan Agreement, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the Trust, or (vi) the Borrower's ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the Trust either in the Borrower's application for the Loan or otherwise.

      (d) Compliance with Existing Laws and Agreements. (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the Borrower, (ii) the sale of the Borrower Bond to the Trust, (iii) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and thereunder, (iv) the consummation of the transactions provided for in this Loan Agreement and the Borrower Bond, and (v) the undertaking and completion of the Project will not
(A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower's Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

      (e) No Defaults. No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the Trust or the receipt of the amount of the Loan, would constitute an Event of Default hereunder. Since December 31, 1975 and as of the date of delivery of this Loan Agreement, the Borrower has not been, and is not now, in default in the payment of the principal of or interest on any of its bonds, notes, lease purchase agreements or other debt obligations. The Borrower is not in violation of, and has not received notice of any claimed violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all principal and redemption premiums, if any, of and interest on the Borrower Bond or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (f)  Governmental  Consent.  The  Borrower  has  obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, for the issuance of the Borrower Bond and the sale thereof to the Trust, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond and for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, the approval by the New Jersey Board of Public Utilities (the "BPU") of the issuance by the Borrower of the Borrower Bond to the Trust, as required by
Section 9a of the Act, and any other approvals required therefor by the BPU; and the Borrower has complied with all applicable provisions of law requiring any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof. No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance  of  the  Borrower  Bond  and  the  sale  thereof  to the  Trust,  the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

      (g)  Compliance with Law.  The Borrower:

           (i) is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project or (B) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

           (ii) has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project or (B) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

      (h) Use of Proceeds. The Borrower will apply the proceeds of the Loan from the Trust as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Cost of the Borrower's Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Cost of the Borrower's Project, which portion was paid or incurred in anticipation of reimbursement by the Trust and is eligible for such reimbursement under and pursuant to the Regulations, the Code and any other applicable law. All of such costs constitute Costs for which the Trust is authorized to make Loans to the Borrower pursuant to the Act and the Regulations.

      (i) Official Statement. The descriptions and information set forth in the Borrower Appendices, if any, contained in the Official Statement relating to the Borrower, its operations and the transactions contemplated hereby, as of the date of the Official Statement, were and, as of the date of delivery hereof, are true and correct in all material respects, and did not and do not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      (j) Preliminary Official Statement. As of the date of the Preliminary Official Statement, the descriptions and information set forth in the
Borrower Appendices, if any, contained in the Preliminary Official Statement relating to the Borrower, its operations and the transactions contemplated hereby were "deemed final" by the Borrower for the purposes and within the meaning of Rule 15c2-12.

      SECTION 2.02.  Particular Covenants of Borrower.

      (a) Promise to Pay. The Borrower unconditionally promises to make punctual payment of the principal and redemption premium, if any, of the Loan and the Borrower Bond, the Interest on the Loan, the Interest on the Borrower Bond and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

      (b) Performance Under Loan Agreement. The Borrower covenants and agrees (i) to comply with all applicable State and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental Infrastructure System in good repair and operating condition; and (iii) to cooperate with the Trust in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the Trust under this Loan Agreement.

      (c) Revenue Obligation; No Prior Pledges. The Borrower shall not be required to make payments under this Loan Agreement except from the revenues of its Environmental Infrastructure System and from such other funds of such Environmental Infrastructure System legally available therefor and from any other sources pledged to such payment pursuant to subsection (a) of this
Section 2.02. In no event shall the Borrower be required to make payments under this Loan Agreement from any revenues or receipts not derived from its Environmental Infrastructure System or pledged pursuant to subsection (a) of this Section 2.02. Except for (i) loan repayments required with respect to the Fund Loan, (ii) the debt service on any future bonds of the Borrower issued at parity with the Borrower Bond, and (iii) the debt service on any bonds, notes or evidences of indebtedness of the Borrower at parity with the Borrower Bond and currently outstanding or issued on the date hereof, the revenues derived by the Borrower from its Environmental Infrastructure System, after the payment of all costs of operating and maintaining the Environmental Infrastructure System, are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the obligation of the Borrower to make Loan Repayments under this Loan Agreement and the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

      (d) Completion of Project and Provision of Moneys Therefor. The Borrower covenants and agrees (i) to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the estimated Project completion date set forth in Exhibit G hereto and made a part hereof; (ii) to comply with the terms and provisions contained in Exhibit G hereto; and (iii) to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives under the Loan and Fund Loan, required to complete the Project.

      (e) Disposition of Environmental Infrastructure System. Neither the Borrower nor the Guarantor shall permit the disposition of all or substantially all of the Borrower's Environmental Infrastructure System, directly or indirectly, including, without limitation, by means of sale, lease, abandonment, sale of stock, statutory merger or otherwise (collectively, a "Disposition"), except on ninety (90) days' prior written notice to the Trust, and, in any event, shall not permit a Disposition unless the following conditions are met: (i) the Borrower shall, in accordance with
Section 4.02 hereof, assign this Loan Agreement and the Borrower Bond and its rights and interests hereunder and thereunder to the purchaser or lessee of the Environmental Infrastructure System, and such purchaser or lessee shall assume all duties, covenants, obligations and agreements of the Borrower under this Loan Agreement and the Borrower Bond; and (ii) the Trust shall by appropriate action determine, in its sole discretion, that such sale, lease, abandonment or other disposition will not adversely affect (A) the Trust's ability to meet its duties, covenants, obligations and agreements under the Bond Resolution, (B) the value of this Loan Agreement or the Borrower Bond as security for the payment of Trust Bonds and the interest thereon, or (C) the excludability from gross income for federal income tax purposes of the interest on Trust Bonds then outstanding or that could be issued in the future.

      (f) Exclusion of Interest from Federal Gross Income and Compliance with Code.

           (i) The Borrower covenants and agrees that it shall not take any action or omit to take any action that would result in the loss of the exclusion of the interest on any Trust Bonds now or hereinafter issued from gross income for purposes of federal income taxation as that status is governed by Section 103(a) of the Code.

           (ii) The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds (or amounts replaced with such proceeds) or any other funds or take any action or omit to take any action that would cause the Trust Bonds (assuming solely for this purpose that the proceeds of the Trust Bonds loaned to the Borrower represent all of the proceeds of the Trust Bonds) to be "arbitrage bonds" within the meaning of Section 148(a) of the Code.

           (iii) The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to pay the principal of or the interest or redemption premium on or any other amount in connection with the retirement or redemption of any issue of state or local governmental obligations ("refinancing of indebtedness"), unless the Borrower shall (A) establish to the satisfaction of the Trust, prior to the issuance of the Trust Bonds, that such refinancing of indebtedness will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Trust Bonds, and (B) provide to the Trust an opinion of Bond Counsel to that effect in form and substance satisfactory to the Trust.

           (iv) The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to reimburse the Borrower for an expenditure with respect to a Cost of the Borrower's Project paid by the Borrower prior to the issuance of the Trust Bonds, unless (A) the allocation by the Borrower of the proceeds of the Trust Bonds to reimburse such expenditure complies with the requirements of Treasury Regulations 1.150-2 necessary to enable the reimbursement allocation to be treated as an expenditure of the proceeds of the Trust Bonds for purposes of applying Sections 103 and 141-150, inclusive, of the Code, or (B) such proceeds of the Trust Bonds will be used for refinancing of indebtedness that was used to pay Costs of the Borrower's Project or to reimburse the Borrower for expenditures with respect to Costs of the Borrower's Project paid by the Borrower prior to the issuance of such indebtedness in accordance with a reimbursement allocation for such expenditures that complies with the requirements of Treasury Regulations 1.150-2.

           (v) The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to pay any Cost of the Borrower's Project that does not constitute a "capital expenditure" within the meaning of Treasury Regulations 1.150-1.

           (vi) The Borrower shall not use the proceeds of the Trust Bonds (assuming solely for this purpose that the proceeds of the Trust Bonds loaned to the Borrower represent all of the proceeds of the Trust Bonds) in any manner that would cause the Trust Bonds to be considered "federally guaranteed" within the meaning of Section 149(b) of the Code or "hedge bonds" within the meaning of Section 149(g) of the Code.

           (vii) Neither the Borrower nor any "related party" (within the meaning of Treasury Regulations 1.150-1) shall purchase Trust Bonds in an amount related to the amount of the Loan.

           (viii)  The  Borrower   will  not  issue  or  permit  to  be  issued
      obligations that will constitute an "advance refunding" of the Borrower Bond within the meaning of Section 149(d)(5) of the Code without the express written consent of the Trust, which consent may only be delivered by the Trust after the Trust has received notice from the Borrower of such contemplated action no later than sixty (60) days prior to any such contemplated action, and which consent is in the sole discretion of the Trust.

           (ix) The Borrower will not have a reserve or replacement fund (within the meaning of Section 148(d)(1) of the Code) allocable to the Borrower Bond evidencing the Loan.

           (x) No "gross proceeds" of the Trust Bonds held by the Borrower (other than amounts in a "bona fide debt service fund") will be held in a "commingled fund" (as such terms are defined in Treasury Regulations 1.148-1(b)).

           (xi) Based upon all of the objective facts and circumstances in existence on the date of issuance of the Trust Bonds used to finance the Project, (A) within six months of the date of issuance of the Trust Bonds used to finance the Project, the Borrower will incur a substantial binding obligation to a third party to expend on the Project at least five percent (5%) of the "net sale proceeds" (within the meaning of Treasury Regulations 1.148-1) of the Loan used to finance the Project (treating an obligation as not being binding if it is subject to contingencies within the control of the Borrower, the Trust or a "related party" (within the meaning of Treasury Regulations 1.150-1)),
      (B) completion of the Project and the allocation to expenditures of the "net sale proceeds" of the Loan used to finance the Project will proceed with due diligence, and (C) all of the proceeds of the Loan used to finance the Project (other than amounts deposited into the Debt Service Reserve Fund allocable to that portion of the Loan used to finance reserve capacity, if any) and investment earnings thereon will be spent prior to the period ending three (3) years subsequent to the date of issuance of the Trust Bonds used to finance the Project. Accordingly, the proceeds of the Loan deposited in the Project Loan Account used to finance the Project will be eligible for the 3-year arbitrage temporary period since the expenditure test, time test and due diligence test, as set forth in Treasury Regulations 1.148-2(e)(2), will be satisfied.

           (xii) The weighted average maturity of the Loan does not exceed 120% of the average reasonably expected economic life of the Project financed or refinanced with the Loan, determined in the same manner as under Section 147(b) of the Code. Accordingly, the term of the Loan will not be longer than is reasonably necessary for the governmental purposes of the Loan within the meaning of Treasury Regulations 1.148-1(c)(4).

      For purposes of this subsection and subsection (h) of this Section 2.02, quoted terms shall have the meanings given thereto by Section 148 of the
Code,   including,   particularly,   Treasury  Regulations   1.148-1  through
1.148-11, inclusive, as supplemented or amended, to the extent applicable to the Trust Bonds, and any successor Treasury Regulations applicable to the Trust Bonds.

      (g) Operation and Maintenance of Environmental Infrastructure System. The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii) maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

      (h)  Records and Accounts.

           (i) The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the "System Records"). Such System Records shall be part of the annual audit of the general records of the Guarantor. Such System Records and general records of the Guarantor shall be made available for inspection by the Trust at any reasonable time upon prior written notice, and a copy of such annual audit, including all written comments and recommendations, shall be furnished to the Trust within 150 days of the close of the fiscal year being so audited or, with the consent of the Trust, such additional period as may be provided by law.

           (ii) Unless otherwise advised in writing by the Trust, in furtherance of the covenant of the Borrower contained in subsection (f) of this Section 2.02 not to cause the Trust Bonds to be arbitrage bonds, the Borrower shall keep, or cause to be kept, accurate records of each investment it makes in any "nonpurpose investment" acquired with, or otherwise allocated to, "gross proceeds" of the Trust Bonds not held by the Trustee and each "expenditure" it makes allocated to "gross proceeds" of the Trust Bonds. Such records shall include the purchase price, including any constructive "payments" (or in the case of a "payment" constituting a deemed acquisition of a "nonpurpose investment" (e.g., a "nonpurpose investment" first allocated to "gross proceeds" of the Trust Bonds after it is actually acquired because it is deposited in a sinking fund for the Trust Bonds)), the "fair market value" of the "nonpurpose investment" on the date first allocated to the "gross proceeds" of the Trust Bonds, nominal interest rate, dated date, maturity date, type of property, frequency of periodic payments, period of compounding, yield to maturity, amount actually or constructively received on disposition (or in the case of a "receipt" constituting a deemed disposition of a "nonpurpose investment" (e.g., a "nonpurpose investment" that ceases to be allocated to the "gross proceeds" of the Trust Bonds because it is removed from a sinking fund for the Trust Bonds)), the "fair market value" of the "nonpurpose investment" on the date it ceases to be allocated to the "gross proceeds" of the Trust
      Bonds,  the  purchase  date  and  disposition  date  of  the  "nonpurpose investment" and evidence of the "fair market value" of such property on the purchase date and disposition date (or deemed purchase or disposition date) for each such "nonpurpose investment". The purchase date, disposition date and the date of determination of "fair market value" shall be the date on which a contract to purchase or sell the "nonpurpose investment" becomes binding, i.e., the trade date rather than the settlement date. For purposes of the calculation of purchase price and disposition price, brokerage or selling commissions, administrative expenses or similar expenses shall not increase the purchase price of an item and shall not reduce the amount actually or constructively received upon disposition of an item, except to the extent such costs constitute "qualified administrative costs".

           (iii) Within thirty (30) days of the last day of the fifth and each succeeding fifth "bond year" (which, unless otherwise advised by the Trust, shall be the five-year period ending on the date five years subsequent to the date immediately preceding the date of issuance of the Trust Bonds and each succeeding fifth "bond year") and within thirty
      (30) days of the date the last bond that is part of the Trust Bonds is discharged (or on any other periodic basis requested in writing by the Trust), the Borrower shall (A) calculate, or cause to be calculated, the "rebate amount" as of the "computation date" or "final computation date" attributable to any "nonpurpose investment" (not held by the Trustee) made by the Borrower and (B) remit the following to the Trust: (1) an amount of money that when added to the "future value" as of the "computation date" of any previous payments made to the Trust on account of rebate equals the "rebate amount", (2) the calculations supporting the "rebate amount" attributable to any "nonpurpose investment" made by the Borrower allocated to "gross proceeds" of the Trust Bonds, and (3) any other information requested by the Trust relating to compliance with
      Section 148 of the Code (e.g., information related to any "nonpurpose investment" of the Borrower for purposes of application of the "universal cap").

           (iv) The Borrower covenants and agrees that it will account for "gross proceeds" of the Trust Bonds, investments allocable to the Trust Bonds and expenditures of "gross proceeds" of the Trust Bonds in
      accordance  with  Treasury  Regulations  1.148-6.   All  allocations  of
      "gross proceeds" of the Trust Bonds to expenditures will be recorded on the books of the Borrower kept in connection with the Trust Bonds no later than 18 months after the later of the date the particular Cost of the Borrower's Project is paid or the date the portion of the project financed by the Trust Bonds is placed in service. All allocations of proceeds of the Trust Bonds to expenditures will be made no later than the date that is 60 days after the fifth anniversary of the date the Trust Bonds are issued or the date 60 days after the retirement of the Trust Bonds, if earlier. Such records and accounts will include the particular Cost paid, the date of the payment and the party to whom the payment was made.

      (i) Inspections; Information. The Borrower shall permit the Trust and the Trustee and any party designated by any of such parties, at any and all reasonable times during construction of the Project and thereafter upon prior written notice, to examine, visit and inspect the property, if any, constituting the Project and to inspect and make copies of any accounts, books and records, including (without limitation) its records regarding receipts, disbursements, contracts, investments and any other matters relating thereto and to its financial standing, and shall supply such reports and information as the Trust and the Trustee may reasonably require in connection therewith.

      (j) Insurance. The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System at least to the extent that similar insurance is usually carried by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower's Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost but in no case less than will satisfy all applicable regulatory requirements.

      (k) Cost of Project. The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and it will supply to the Trust a certificate from a licensed professional engineer authorized to practice in the State stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds twenty (20) years from the expected date of the Loan Closing.

      (l) Delivery of Documents. Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the Trust and the Trustee each of the following items:

           (i) an opinion of the Borrower's bond counsel substantially in the form of Exhibit E hereto; provided, however, that the Trust may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if, in the opinion of the Trust, such variances are not to the material detriment of the interests of the holders of the Trust Bonds;

           (ii) counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

           (iii) copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the Trust, including, without limitation, resolutions of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement and the execution, attestation, sale and delivery of the Borrower Bond to the Trust, and certified copies of orders of the BPU approving the issuance by the Borrower of the Borrower Bond to the Trust and setting forth any other approvals required therefor by the BPU;

           (iv) if the Loan is being made to reimburse the Borrower for all or a portion of the Costs of the Borrower's Project or to refinance indebtedness or reimburse the Borrower for the repayment of indebtedness previously incurred by the Borrower to finance all or a portion of the Costs of the Borrower's Project, an opinion of Bond Counsel, in form and substance satisfactory to the Trust, to the effect that such reimbursement or refinancing will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Trust Bonds; and

           (v) the certificates of insurance coverage as required pursuant to the terms of Section 3.06(d) hereof and such other certificates, documents, opinions and information as the Trust may require in Exhibit F hereto, if any.

      (m) Execution and Delivery of Borrower Bond. Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the Trust the Borrower Bond, as previously executed and attested, upon the receipt of a written certification of the Trust that a portion of the net proceeds of the Trust Bonds shall be deposited in the Project Loan Account simultaneously with the delivery of the Borrower Bond.

      (n) Notice of Material Adverse Change. The Borrower shall promptly notify the Trust of any material adverse change in the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (o) Continuing Representations. The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

      (p) Continuing Disclosure Covenant. To the extent that the Trust, in its sole discretion, determines, at any time prior to the termination of the Loan Term, that the Borrower is a material "obligated person", as the term "obligated person" is defined in Rule 15c2-12, with materiality being determined by the Trust pursuant to criteria established, from time to time, by the Trust in its sole discretion and set forth in a bond resolution or official statement of the Trust, the Borrower hereby covenants that it will authorize and provide to the Trust, for inclusion in any preliminary official statement or official statement of the Trust, all statements and information relating to the Borrower deemed material by the Trust for the purpose of satisfying Rule 15c2-12 as well as Rule 10b-5 promulgated pursuant to the
Securities  Exchange Act of 1934,  as amended or  supplemented,  including  any successor regulation or statute thereto ("Rule 10b-5"), including certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5; and the Borrower hereby further covenants that, if the Trust determines that the Borrower is a material "obligated person", upon request of the Trust, the Borrower shall execute and deliver the Continuing Disclosure Agreement, in substantially the form attached hereto as Exhibit H, with such revisions thereto prior to execution and delivery thereof as the Trust shall determine to be necessary, desirable or convenient, in its sole discretion, for the purpose of satisfying Rule 15c2-12 and the purposes and intent thereof, as Rule 15c2-12, its purposes and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction; and pursuant to the terms and provisions of the Continuing Disclosure Agreement, the Borrower shall thereafter provide on-going disclosure with respect to all statements and information relating to the Borrower in satisfaction of the requirements set forth in Rule 15c2-12 and Rule 10b-5, including the provision of certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5.

      (q) Additional Covenants and Requirements. No later than the Loan Closing and, if necessary, in connection with the Trust's issuance of the Trust Bonds or the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof. Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower, the use by or on behalf of the Borrower of certain proceeds of the Trust Bonds as such use relates to the exclusion from gross income for federal income tax purposes of the interest on any Trust Bonds, the transfer of revenues and receipts from the Borrower's Environmental Infrastructure System, compliance with Rule 15c2-12, Rule 10b-5 and any other applicable federal or State securities laws, and matters in connection with the appointment of the Trustee under the Bond Resolution and any successors thereto. The Borrower agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto.

                                  ARTICLE III


             LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

      SECTION 3.01. Loan; Loan Term. The Trust hereby agrees to make the Loan as described in Exhibit A-2 hereof and to disburse proceeds of the Loan to the Borrower in accordance with Section 3.02 and Exhibit C hereof, and the Borrower hereby agrees to borrow and accept the Loan from the Trust upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof; provided, however, that the Trust shall be under no obligation to make the Loan if (a) at the Loan Closing, the Borrower does not deliver to the Trust a Borrower Bond and such other documents required under Section 2.02(l) hereof, or (b) an Event of Default has occurred and is continuing under the Bond Resolution or this Loan Agreement. Although the Trust intends to disburse proceeds of the Loan to the Borrower at the times and up to the amounts set forth in Exhibit C to pay a portion of the Cost of the Project, due to unforeseen circumstances there may not be a sufficient amount on deposit in the Project Fund on any date to make the disbursement in such amount. Nevertheless, the Borrower agrees that the amount actually deposited in the Project Loan Account at the Loan Closing plus the Borrower's allocable share of (i) certain costs of issuance and underwriter's discount for all Trust Bonds issued to finance the Loan, (ii) capitalized interest during the Project construction period, and (iii) that portion of the Debt Service
Reserve Fund attributable to the cost of funding reserve capacity for the Project shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and neither the Trust nor the Trustee shall have any obligation thereafter to loan any additional amounts to the Borrower.

      The Borrower shall use the proceeds of the Loan strictly in accordance with Section 2.01(h) hereof.

      The payment obligations created under this Loan Agreement and the obligations to pay the principal of the Borrower Bond, Interest on the Borrower Bond and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower.

      SECTION 3.02. Disbursement of Loan Proceeds. (a) The Trustee, as the agent of the Trust, shall disburse the amounts on deposit in the Project Loan Account to the Borrower upon receipt of a requisition executed by an Authorized Officer of the Borrower, and approved by the Trust, in a form meeting the requirements of Section 5.02(3) of the Bond Resolution.

      (b) The Trust and Trustee shall not be required to disburse any Loan proceeds to the Borrower under this Loan Agreement, unless:

           (i) the proceeds of the Trust Bonds shall be available for disbursement, as determined solely by the Trust;

           (ii) in accordance with the "Wastewater Treatment Bond Act of 1985", P.L. 1985, c. 329, as amended, and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed a Fund Loan for a portion of the Allowable Costs (as defined in such regulations) of the Project in an amount not in excess of the amount of Allowable Costs of the Project covered by the Loan from the Trust;

           (iii) the Borrower shall have on hand or otherwise available moneys to pay for the greater of (A) that portion of the total cost of the Project that is not eligible to be funded from the Fund Loan or the Loan, or (B) that portion of the total cost of the Project that exceeds the actual amounts of the loan commitments made by the State and the Trust, respectively, for the Fund Loan and the Loan; and

           (iv) no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

      SECTION 3.03. Amounts Payable. (a) The Borrower shall repay the Loan in installments payable to the Loan Servicer as follows:

           (i) the principal of the Loan shall be repaid annually on August 1, commencing August 1, 2000, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Resolution;

           (ii) the Interest Portion described in clause (i) of the definition thereof shall be paid semiannually on February 1 and August 1, commencing August 1, 2000, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Resolution; and

           (iii) the Interest Portion described in clause (ii) of the definition thereof shall be paid upon the date of optional redemption or acceleration, as the case may be, of the Trust Bonds allocable to any prepaid or accelerated Trust Bond Loan Repayment.

      The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this Section 3.03. Each Loan Repayment, whether satisfied through a direct payment by the Borrower to the Loan Servicer or (with respect to the Interest Portion) through the use of Trust Bond proceeds and income thereon on deposit in the Interest Account (as defined in the Bond Resolution) to pay interest on the Trust Bonds, shall be deemed to be a credit against the corresponding obligation of the Borrower under this
Section 3.03 and shall fulfill the Borrower's obligation to pay such amount hereunder and under the Borrower Bond. Each payment made to the Loan Servicer pursuant to this Section 3.03 shall be applied first to the Interest Portion then due and payable, second to the principal of the Loan then due and payable, third to the payment of the Administrative Fee, and, finally, to the payment of any late charges hereunder.

      (b) The Interest on the Loan described in clause (iii) of the definition thereof shall (i) consist of a late charge for any Trust Bond Loan Repayment that is received by the Loan Servicer later than the tenth (10th) day following its due date and (ii) be payable immediately thereafter in an amount equal to the greater of twelve percent (12%) per annum or the Prime Rate plus one half of one percent per annum on such late payment from its due date to the date it is actually paid; provided, however, that the rate of Interest on the Loan, including, without limitation, any late payment charges incurred hereunder, shall not exceed the maximum interest rate permitted by law.

      (c) The Borrower shall receive, as a credit against its semiannual payment obligations of the Interest Portion, the amounts certified by the Trust pursuant to Section 5.10 of the Bond Resolution. Such amounts shall represent the Borrower's allocable share of the interest earnings on certain funds and accounts established under the Bond Resolution, calculated in accordance with Section 5.10 of the Bond Resolution.

      (d) In accordance with the provisions of the Bond Resolution, the Borrower shall receive, as a credit against its Trust Bond Loan Repayments, the amounts set forth in the certificate of the Trust filed with the Trustee pursuant to Section 5.02(4) of the Bond Resolution.

      (e) The Interest on the Loan described in clause (ii) of the definition thereof shall be paid by the Borrower in the amount of one-half of the Administrative Fee, if any, to the Loan Servicer semiannually on each February 1 and August 1, commencing February 1, 1999, during the term of the Loan.

      SECTION 3.04. Unconditional Obligations. The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any Trust Bonds remain outstanding or any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the Trust or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project, this Loan Agreement or the Bond Resolution, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the Trust, the Trustee, the Loan Servicer or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights. The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements or the Bond Resolution.

      The Borrower acknowledges that payment of the Trust Bonds by the Trust, including payment from moneys drawn by the Trustee from the Debt Service Reserve Fund, does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond. If at any time the amount in the Debt Service Reserve Fund shall be less than the Debt Service Reserve Requirement as the result of any transfer of moneys from the Debt Service Reserve Fund to the Debt Service Fund (as all such terms are defined in the Bond Resolution) as the result of a failure by the Borrower to make any Trust Bond Loan
Repayments required hereunder, the Borrower agrees to replenish (i) such moneys so transferred and (ii) any deficiency arising from losses incurred in making such transfer as the result of the liquidation by the Trust of Investment Securities (as defined in the Bond Resolution) acquired as an investment of moneys in the Debt Service Reserve Fund, by making payments to the Trust in equal monthly installments for the lesser of six (6) months or the remaining term of the Loan at an interest rate to be determined by the Trust necessary to make up any loss caused by such deficiency.

      The Borrower acknowledges that payment of the Trust Bonds from moneys that were originally received by the Loan Servicer from repayments by the Borrowers of loans made to the Borrowers by the State, acting by and through the New Jersey Department of Environmental Protection, pursuant to loan agreements dated as of November 1, 1998 by and between the Borrowers and the State, acting by and through the New Jersey Department of Environmental
Protection, to finance or refinance a portion of the cost of the Environmental Infrastructure Facilities of the Borrowers, and which moneys were upon such receipt by the Loan Servicer deposited in the Trust Bonds Security Account (as defined in the Bond Resolution), does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond.

      SECTION 3.05. Loan Agreement to Survive Bond Resolution and Trust Bonds. The Borrower acknowledges that its duties, covenants, obligations and agreements hereunder shall survive the discharge of the Bond Resolution applicable to the Trust Bonds and shall survive the payment of the principal and redemption premium, if any, of and the interest on the Trust Bonds until the Borrower can take no action or fail to take any action that could adversely affect the exclusion from gross income of the interest on the Trust
Bonds for purposes of federal income taxation, at which time such duties, covenants, obligations and agreements hereunder shall, except for those set forth in Sections 3.06(a) and (b) hereof, terminate.

      SECTION 3.06. Disclaimer of Warranties and Indemnification. (a) The Borrower acknowledges and agrees that (i) neither the Trust nor the Trustee makes any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the Trust or the Trustee or their respective agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this
Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) during the term of this Loan Agreement and to the fullest extent permitted by law, the Borrower shall indemnify and hold the Trust and the Trustee harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the Trust and the Trustee may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower's ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.

      (b) It is mutually agreed by the Borrower, the Trust and the Trustee that the Trust and its officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct. It is further agreed that the Trustee and its directors, officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed pursuant to this Loan Agreement, except in the event of loss or damage resulting from their own negligence or willful misconduct.

      (c) The Borrower and the Trust agree that all claims shall be subject to and governed by the provisions of the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq. (except for N.J.S.A. 59:13-9 thereof), although such Act by its express terms does not apply to claims arising under contract with the Trust.

      (d) In connection with its obligation to provide the insurance required under Section 2.02(j) hereof: (i) the Borrower shall include, or cause to be included, the Trust and its directors, employees and officers as additional "named insureds" on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the latter of the date of the Loan Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the Trust, the Borrower shall maintain said liability insurance covering the Trust and said directors, employees and officers in good standing; and (ii) the Borrower shall include the Trust as an additional "named insured" on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the Trust in good standing.

      The Borrower shall provide the Trust with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(d).

      SECTION 3.07. Option to Prepay Loan Repayments. The Borrower may prepay the Trust Bond Loan Repayments, in whole or in part (but if in part, in the amount of $100,000 or any integral multiple thereof), upon prior written notice to the Trust and the Trustee not less than ninety (90) days in addition to the number of days' advance notice to the Trustee required for any optional redemption of the Trust Bonds, and upon payment by the Borrower to the Trustee of amounts that, together with investment earnings thereon, will be sufficient to pay the principal amount of the Trust Bond Loan Repayments to be prepaid plus the Interest Portion described in clause (ii) of the definition thereof on any such date of redemption; provided, however, that any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its Fund Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the Fund Loan such that, after the prepayment of the Loan and the Fund Loan, the Trust, in its sole discretion, determines that the interests of the owners of the Trust Bonds are not adversely affected by such prepayments, and (iii) upon the prior written approval of the Trust. In addition, if at the time of such prepayment the Trust Bonds may only be redeemed at the option of the Trust upon payment of a premium, the Borrower shall add to its prepayment of Trust Bond Loan Repayments an amount, as determined by the Trust, equal to such premium allocable to the Trust Bonds to be redeemed as a result of the Borrower's prepayment. Prepayments shall be applied first to the Interest Portion that accrues on the portion of the Loan to be prepaid until such prepayment date as described in clause (ii) of the definition thereof and then to principal payments (including premium, if any) on the Loan in inverse order of their maturity.

      SECTION 3.08. Priority of Loan and Fund Loan. (a) The Borrower hereby agrees that, to the extent allowed by law, any Loan Repayments then due and payable on the Loan shall be satisfied by the Borrower before any loan repayments on the Borrower's Fund Loan shall be satisfied by the Borrower.

      (b) The Borrower hereby acknowledges that in the event the Borrower fails or is unable to pay promptly to the Trust in full any Trust Bond Loan Repayments under this Loan Agreement when due, then any (i) Administrative Fee paid hereunder, (ii) late charges paid hereunder, and (iii) loan repayments paid by the Borrower on its Fund Loan under the related loan agreement therefor, any of which payments shall be received by the Loan Servicer during the time of any such Trust Bond Loan Repayment deficiency, shall first be applied by the Loan Servicer to satisfy such Trust Bond Loan Repayment deficiency as a credit against the obligations of the Borrower to make payments of the Interest Portion under the Loan and the Borrower Bond, second, to the extent available, to make Trust Bond Loan Repayments of principal hereunder and payments of principal under the Borrower Bond, third, to the extent available, to pay the Administrative Fee, fourth, to the extent available, to pay any late charges hereunder, fifth, to the extent available, to satisfy the repayment of the Borrower's Fund Loan under its related loan agreement therefor, and, finally, to the extent available, to satisfy the repayment of the administrative fee under any such related loan agreement.

      (c) The Borrower hereby further acknowledges that any loan repayments paid by the Borrower on its Fund Loan under the related loan agreement therefor shall be applied (i) according to Section 3(c) of the Loan Servicing and Trust Bonds Security Agreement (as defined in the definition of Loan
Servicer herein) and (ii) according to the provisions of the Master Program Trust Agreement.

ARTICLE IV


                ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

      SECTION 4.01. Assignment and Transfer by Trust. (a) The Borrower hereby expressly acknowledges that, other than the provisions of Section 2.02(d)(ii) hereof, the Trust's right, title and interest in, to and under this Loan Agreement and the Borrower Bond have been assigned to the Trustee as security for the Trust Bonds as provided in the Bond Resolution, and that if any Event of Default shall occur, the Trustee or any Bond Insurer (as such term may be defined in the Bond Resolution), if applicable, pursuant to the Bond Resolution, shall be entitled to act hereunder in the place and stead of the Trust. The Borrower hereby acknowledges the requirements of the Bond Resolution applicable to the Trust Bonds and consents to such assignment and appointment. This Loan Agreement and the Borrower Bond, including, without limitation, the right to receive payments required to be made by the Borrower hereunder and to compel or otherwise enforce observance and performance by the Borrower of its other duties, covenants, obligations and agreements hereunder, may be further transferred, assigned and reassigned in whole or in part to one or more assignees or subassignees by the Trustee at any time subsequent to their execution without the necessity of obtaining the consent of, but after giving prior written notice to, the Borrower.

      The Trust shall retain the right to compel or otherwise enforce observance and performance by the Borrower of its duties, covenants, obligations and agreements under Section 2.02(d)(ii) hereof; provided, however, that in no event shall the Trust have the right to accelerate the Borrower Bond in connection with the enforcement of Section 2.02(d)(ii) hereof.

      (b) The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the Trust deems to be necessary in connection with any refunding of the Trust Bonds or the issuance of additional bonds under the Bond Resolution or otherwise, all in connection with the pooled loan program of the Trust.

      SECTION 4.02. Assignment by Borrower. Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower (except to the Guarantor, which shall occur pursuant to N.J.S.A. 14A:10-5.1 or such successor provision, upon notice to the Trust and the Trustee) for any reason, unless the following conditions shall be satisfied: (i) the Trust and the Trustee shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower's duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond; and (iv) the Trust shall have received an opinion of Bond Counsel to the effect that such assignment will not adversely affect the security of the holders of the Trust Bonds or the exclusion of the interest on the Trust Bonds from gross income for purposes of federal income taxation under Section 103(a) of the Code.

                                   ARTICLE V


                        EVENTS OF DEFAULT AND REMEDIES

      SECTION 5.01. Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an "Event of Default":

      (a) failure by the Borrower to pay, or cause to be paid, any Trust Bond Loan Repayment required to be paid hereunder when due, which failure shall continue for a period of fifteen (15) days;

      (b)  failure  by  the  Borrower  to  pay,  or  cause  to  be  paid,   the
Administrative Fee or any late charges incurred hereunder or any portion thereof when due or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsection (a) of this Section 5.01 or other than the obligations of the Borrower contained in Section 2.02(d)(ii) hereof and in Exhibit F hereto, which failure shall continue for a period of thirty
(30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the Trustee may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the Event of Default is corrected;

      (c) any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

      (d) a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee) of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

      (e) the Borrower shall generally fail to pay its debts as such debts become due; and

      (f) failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the Trust and specified in Exhibit F attached hereto and made a part hereof.

      SECTION 5.02. Notice of Default. The Borrower shall give the Trustee and the Trust prompt telephonic notice of the occurrence of any Event of Default referred to in Section 5.01(d) or (e) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

      SECTION 5.03. Remedies on Default. Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the Borrower acknowledges the rights of the Trustee and of any Bond Insurer to direct any and all remedies in accordance with the terms of the Bond Resolution, and the Borrower also acknowledges that the Trust shall have the right to take, or to direct the Trustee to take, any action permitted or required pursuant to the Bond Resolution and to take whatever other action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

      In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the Trust shall, to the extent allowed by applicable law and to the extent and in the manner set forth in the Bond Resolution, have the right to declare, or to direct the Trustee to declare, all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) together with the prepayment premium, if any, calculated pursuant to Section 3.07 hereof to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

      SECTION 5.04. Attorneys' Fees and Other Expenses. The Borrower shall on demand pay to the Trust or the Trustee the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by either of them in the collection of Trust Bond Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

      SECTION 5.05. Application of Moneys. Any moneys collected by the Trust or the Trustee pursuant to Section 5.03 hereof shall be applied (a) first, to pay any attorneys' fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay the Interest Portion then due and payable, (c) third, to the extent available, to pay the principal due and payable on the Loan, (d) fourth, to the extent available, to pay the Administrative Fee, any late charges incurred hereunder or any other amounts due and payable under this Loan Agreement, and (e) fifth, to the extent available, to pay the Interest
Portion and the principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

      SECTION 5.06. No Remedy Exclusive; Waiver; Notice. No remedy herein conferred upon or reserved to the Trust or the Trustee is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trust or the Trustee to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

      SECTION 5.07. Retention of Trust's Rights. Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof or of the Bond Resolution, or anything else to the contrary contained herein, the Trust shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the Trust may, in its discretion, deem necessary to enforce the obligations of the Borrower to the Trust pursuant to Section 5.03 hereof.

                                  ARTICLE VI


                                 MISCELLANEOUS

      SECTION 6.01. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and to the Trust, the Trustee and the Loan Servicer at the following addresses:

      (a)  Trust:

                New Jersey Environmental Infrastructure Trust
                P.O. Box 440
                Trenton, New Jersey  08625
                Attention:  Executive Director

      (b)  Trustee:

      First Union National Bank
                765 Broad Street
                Newark, New Jersey  07102
                Attention:  Corporate Trust Department

      (c)  Loan Servicer:

      First Union National Bank
                765 Broad Street
                Newark, New Jersey  07102
                Attention:  Corporate Trust Department

      Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

      SECTION 6.02. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Trust and the Borrower and their respective successors and assigns.

      SECTION 6.03. Severability. In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      SECTION 6.04. Amendments, Supplements and Modifications. Except as otherwise provided in this Section 6.04, this Loan Agreement may not be amended, supplemented or modified without the prior written consent of the Trust and the Borrower and without the satisfaction of all conditions set forth in Section 11.12 of the Bond Resolution. Notwithstanding the conditions set forth in Section 11.12 of the Bond Resolution, (i) Section 2.02(p) hereof may be amended, supplemented or modified upon the written consent of the Trust and the Borrower and without the consent of the Trustee, any Bond Insurer or any holders of the Trust Bonds, and (ii) Exhibit H hereto may be amended, supplemented or modified prior to the execution and delivery thereof as the Trust, in its sole discretion, shall determine to be necessary, desirable or convenient for the purpose of satisfying Rule 15c2-12 and the purpose and intent thereof as Rule 15c2-12, its purpose and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction, and such amendment, supplement or modification shall not require the consent of the Borrower, the Trustee, any Bond Insurer or any holders of the Trust Bonds.

      SECTION 6.05. Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 6.06. Applicable Law and Regulations. This Loan Agreement shall be governed by and construed in accordance with the laws of the State, including the Act and the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

      SECTION 6.07. Consents and Approvals. Whenever the written consent or approval of the Trust shall be required under the provisions of this Loan Agreement, such consent or approval may only be given by the Trust unless otherwise provided by law or by rules, regulations or resolutions of the Trust or unless expressly delegated to the Trustee and except as otherwise provided in Section 6.09 hereof.

      SECTION 6.08. Captions. The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

      SECTION 6.09. Benefit of Loan Agreement; Compliance with Bond Resolution. This Loan Agreement is executed, among other reasons, to induce the purchase of the Trust Bonds. Accordingly, all duties, covenants, obligations and agreements of the Borrower herein contained are hereby declared to be for the benefit of and are enforceable by the Trust, the holders of the Trust Bonds and the Trustee. The Borrower covenants and agrees to observe and comply with, and to enable the Trust to observe and comply with, all duties, covenants, obligations and agreements contained in the Bond Resolution.

      SECTION 6.10. Further Assurances. The Borrower shall, at the request of the Trust, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

                               [Signature Page]
      IN WITNESS WHEREOF, the Trust and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

                                    NEW JERSEY ENVIRONMENTAL
                                      INFRASTRUCTURE TRUST
[SEAL]


ATTEST:                             By:_______________________
                                          Barton E. Harrison
                                          Vice-Chairman

_____________________________
Robert A. Briant, Sr.
Secretary

                                    THE MOUNT HOLLY WATER
                                      COMPANY
[SEAL]


ATTEST:                             By:_______________________
                                          Authorized Officer


_____________________________
Authorized Officer


                                    Approval of New Jersey State
                                      Treasurer required pursuant
                                      to Section 9a of the Act



                                    By:_______________________
                                          James A. DiEleuterio, Jr.
                                          New Jersey State Treasurer

                                    A-1-36
                                  EXHIBIT A-1


        Description of Project and Environmental Infrastructure System

                                    A-2-37
                                  EXHIBIT A-2


                              Description of Loan

                                     B-38
                                   EXHIBIT B


              Basis for Determination of Allowable Project Costs

                                     C-39
                                   EXHIBIT C


                        Estimated Disbursement Schedule

                                     D-40
                                   EXHIBIT D


                            Specimen Borrower Bond

           (Except for assignment page, to be supplied by Borrower's

               bond counsel in substantially the following form)


      IMPORTANT NOTE: The next three pages set forth the form of the Borrower Bond prepared by the Trust's Bond Counsel for municipal/county Borrowers. Although the Trust recognizes that each corporate Borrower has its own bond form as required pursuant to its Borrower Bond Resolution, please incorporate in the bond form the pertinent information from this municipal/county bond form (e.g., amounts payable under the Borrower Bond set forth in the first paragraph, assignment in the second paragraph, disbursement language in the third paragraph, unconditional obligation in the fourth paragraph, optional prepayment provisions in the fifth paragraph and the date of the Borrower
Bond).

                       SEE IMPORTANT NOTE ON PRIOR PAGE



      FOR VALUE RECEIVED, The Mount Holly Water Company, a corporation duly created and validly existing under the Constitution and laws of the State of New Jersey (the "Borrower"), hereby promises to pay to the order of the New Jersey Environmental Infrastructure Trust (the "Trust") (i) the principal amount of __________________________ Dollars ($__________), or such lesser amount as shall be determined in accordance with Section 3.01 of the Loan Agreement (as hereinafter defined), at the times and in the amounts determined as provided in the Loan Agreement, together with (ii) Interest on the Loan constituting the Interest Portion, the Administrative Fee and any late charges incurred under the Loan Agreement (as such terms are defined in the Loan Agreement) in the amount calculated as provided in the Loan Agreement, payable on the days and in the amounts and as provided in the Loan Agreement, which principal amount and Interest Portion of the Interest on the Loan shall, unless otherwise provided in the Loan Agreement, be payable on the days and in the amounts as also set forth in Exhibit A attached hereto under the column headings respectively entitled "Principal" and "Interest", plus (iii) any other amounts due and owing under the Loan Agreement at the times and in the amounts as provided therein. The Borrower irrevocably pledges its full faith and credit for the punctual payment of the principal of and the Interest on this Borrower Bond (as defined in the Loan Agreement) and for the punctual payment of all other amounts due under this Borrower Bond and the Loan Agreement according to their respective terms.

      This Borrower Bond is issued  pursuant to the Loan Agreement  dated as of
November 1, 1998 by and between the Trust and the Borrower (the "Loan Agreement"), and is issued in consideration of the loan made thereunder (the "Loan") and to evidence the payment obligations of the Borrower set forth in the Loan Agreement. This Borrower Bond has been assigned to First Union
National   Bank,   as  trustee  (the   "Trustee")   under  the   "Environmental
Infrastructure Bond Resolution, Series 1998B", adopted by the Trust on September 21, 1998, as the same may be amended and supplemented in accordance with the terms thereof (the "Bond Resolution"), and payments hereunder shall, except as otherwise provided in the Loan Agreement, be made directly to the Loan Servicer (as defined in the Loan Agreement) for the account of the Trust pursuant to such assignment. Such assignment has been made as security for the payment of the Trust Bonds (as defined in the Loan Agreement) issued to finance or refinance the Loan and as otherwise described in the Loan Agreement. This Borrower Bond is subject to further assignment or endorsement in accordance with the terms of the Bond Resolution and the Loan Agreement. All of the terms, conditions and provisions of the Loan Agreement are, by this reference thereto, incorporated herein as part of this Borrower Bond.

      Pursuant to the Loan Agreement, disbursements shall be made by the Trustee to the Borrower, in accordance with written instructions of the Trust, upon receipt by the Trust and the Trustee of requisitions from the Borrower executed and delivered in accordance with the requirements set forth in Section 3.02 of the Loan Agreement.

      This Borrower Bond is entitled to the benefits and is subject to the conditions of the Loan Agreement. The obligations of the Borrower to make the payments required hereunder shall be absolute and unconditional, without any defense or right of set-off, counterclaim or recoupment by reason of any default by the Trust under the Loan Agreement or under any other agreement between the Borrower and the Trust or out of any indebtedness or liability at any time owing to the Borrower by the Trust or for any other reason.

      This Borrower Bond is subject to optional prepayment under the terms and conditions, and in the amounts, provided in Section 3.07 of the Loan
Agreement. To the extent allowed by applicable law, this Borrower Bond may be subject to acceleration under the terms and conditions, and in the amounts, provided in Section 5.03 of the Loan Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Borrower Bond to be duly executed, sealed and delivered as of this 15th day of October, 1998.

                                    THE MOUNT HOLLY WATER
                                      COMPANY

[SEAL]

                                    By:___________________
ATTEST:                                   _____________



_____________________                     By:___________________
_______________                           _____________

      New  Jersey   Environmental   Infrastructure  Trust  hereby  assigns  the
foregoing Borrower Bond to First Union National Bank, as Trustee under the "Environmental Infrastructure Bond Resolution, Series 1998B", adopted on September 21, 1998, as amended and supplemented, all as of the date of this Borrower Bond, as security for the Trust Bonds issued or to be issued under the Bond Resolution to finance or refinance the Project Fund (as defined in the Bond Resolution).


                                    NEW JERSEY ENVIRONMENTAL
                                      INFRASTRUCTURE TRUST

[SEAL]

ATTEST:                             By:_______________________
                                          Barton E. Harrison
                                          Vice-Chairman

_____________________________
Robert A. Briant, Sr.
Secretary

                                     E-45
                                   EXHIBIT E


               Opinions of Borrower's Bond and General Counsels

                          See Closing Item No. 11.04

                      [LETTERHEAD OF COUNSEL TO BORROWER]



                                    November 5, 1998

New Jersey Environmental Infrastructure Trust
P.O. Box 440
Trenton, New Jersey  08625

First Union National Bank
765 Broad Street
Newark, New Jersey  07102

Ladies and Gentlemen:

      I have acted as counsel to The Mount Holly Water Company, a corporation duly organized and validly existing under the laws of the State of New Jersey (the "Borrower"), which has entered into a Loan Agreement (as hereinafter defined) with the New Jersey Environmental Infrastructure Trust (the "Trust"), and have acted as such in connection with the authorization, execution, attestation and delivery by the Borrower of its Loan Agreement and Borrower Bond (as hereinafter defined) pursuant to the New Jersey Business Corporation Act, P.L. 1968, c. 263, as amended (the "Business Corporation Law"), and resolutions of the Board of Directors of the Borrower adopted on ________, 1998 (the "Resolutions"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      In so acting, I have examined the Constitution and laws of the State of New Jersey, including, without limitation, the Business Corporation Law, and the certificate of incorporation and by-laws of the Borrower. I have also examined originals, or copies certified or otherwise identified to my satisfaction, of the following:

      (a) the Trust's "Environmental Infrastructure Bond Resolution, Series 1998B", adopted by the Board of Directors of the Trust on September 21, 1998;

      (b) the Loan Agreement dated as of November 1, 1998 (the "Loan Agreement") by and between the Trust and the Borrower;

      (c) the Resolutions and the proceedings of the Board of Directors of the Borrower relating to the undertaking and completion of the Project;

      (d) the Borrower Bond dated as of October 15, 1998 (the "Borrower Bond") issued by the Borrower to the Trust to evidence the Loan; and

      (e) the proceedings of the Board of Directors of the Borrower, including, without limitation, the Resolutions, relating to the authorization of the Borrower Bond and the sale, execution, attestation and delivery thereof to the Trust (the Loan Agreement and the Borrower Bond are referred to herein collectively as the "Loan Documents").
      I have also examined and relied upon originals, or copies certified or otherwise authenticated to my satisfaction, of such other records, documents, certificates and other instruments, and have made such investigation of law as in my judgment I have deemed necessary or appropriate, to enable me to render the opinions expressed below.

      I am of the opinion that:

      1. The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State of New Jersey, including the Business Corporation Law, with the legal right to carry on the business of its Environmental Infrastructure System as currently being conducted and as proposed to be conducted.

      2. The Borrower has full legal right and authority to execute, attest and deliver the Loan Documents, to sell the Borrower Bond to the Trust, to observe and perform its duties, covenants, obligations and agreements under the Loan Documents and to undertake and complete the Project.

      3. The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in the Loan Agreement are, and at the time any such action was performed were, the duly appointed or elected officers of the Borrower empowered by applicable New Jersey law and authorized by resolution of the Borrower to perform such actions.

      4. The proceedings of the Borrower's board of directors (i) approving the Loan Documents, (ii) authorizing their execution, attestation and delivery on behalf of the Borrower, (iii) with respect to the Borrower Bond only, authorizing its sale by the Borrower to the Trust, (iv) authorizing the Borrower to consummate the transactions contemplated by the Loan Documents,
(v) authorizing the Borrower to undertake and complete the Project, and (vi) authorizing the execution and delivery of all other certificates, agreements, documents and instruments in connection with the execution, attestation and delivery of the Loan Documents, have each been duly and lawfully adopted and authorized in accordance with applicable law, including, without limitation, the Business Corporation Law.

      5. The Loan Documents have been duly authorized, executed, attested and delivered by the Authorized Officers of the Borrower and the Borrower Bond has been duly sold by the Borrower to the Trust; and assuming in the case of the Loan Agreement that the Trust has the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, the Loan Agreement, the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect of, and to restrictions and limitations imposed by or resulting from, bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally. No opinion is rendered as to the availability of any particular remedy.

      6. The authorization, execution, attestation and delivery of the Loan Documents by the Borrower and, in the case of the Borrower Bond only, the sale thereof to the Trust, the observation and performance by the Borrower of its duties, covenants, obligations and agreements thereunder, the consummation of the transactions contemplated therein, and the undertaking and completion of the Project do not and will not (i) other than the lien, charge or encumbrance created by the Loan Documents and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (ii) result in any breach of any of the terms, conditions or provisions of, or (iii) constitute a default under, any outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

      7. All approvals, consents or authorizations of, or registrations of or filings with, any governmental or public agency, authority or person required to date on the part of the Borrower in connection with the authorization, execution, attestation, delivery and performance of the Loan Documents, the sale of the Borrower Bond and the undertaking and completion of the Project have been obtained or made.

      8. There is no litigation or other proceeding pending or, to my knowledge, after due inquiry, threatened in any court or other tribunal of competent jurisdiction (either State or federal) (i) questioning the creation, organization or existence of the Borrower, (ii) questioning the validity, legality or enforceability of the Resolutions, the Loan or the Loan Documents, (iii) questioning the undertaking or completion of the Project,
(iv) otherwise challenging the Borrower's ability to consummate the transactions contemplated by the Loan or the Loan Documents, or (v) that, if adversely decided, would have a materially adverse impact on the financial condition of the Borrower.

      9. The Borrower has no bonds, notes or other debt obligations outstanding that are superior or senior to the Borrower Bond as to lien on, and source and security for payment thereof from, the revenues of the Borrower.

      10. To the best of my knowledge, upon due inquiry, (i) all representations made by the Borrower contained within subsections (f) and (h) of Section 2.02 and, if applicable, Exhibit F of the Loan Agreement are true, accurate and complete, and (ii) all expectations contained therein are reasonable, and I know of no reason why the Borrower would be unable to comply on a continuing basis with the covenants contained within subsections
(f)  and  (h) of  Section  2.02  and,  if  applicable,  Exhibit  F of the  Loan
Agreement.

      11. Assuming that (i) the Borrower complies on a continuing basis with the covenants contained in subsections (f) and (h) of Section 2.02 and, if applicable, Exhibit F of the Loan Agreement, (ii) interest on the Trust Bonds is otherwise excluded from gross income of the holders thereof for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and
(iii) the proceeds of the Trust Bonds loaned to the Borrower represent all of the proceeds of the Trust Bonds, the application of the proceeds of the Loan for their intended purposes will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Trust Bonds.

      I hereby authorize McCarter & English, LLP, acting as bond counsel to the Trust, and the Attorney General of the State of New Jersey, acting as general counsel to the Trust, to rely on this opinion as if I had addressed this opinion to them in addition to you.

                                    Very truly yours,

                                     F-50
EXHIBIT F


                     Additional Covenants and Requirements

Guaranty of Loan:

      The repayment of the Loan will be guaranteed by the Guarantor pursuant to the terms and conditions as set forth in that certain Guaranty made and delivered as of November 1, 1998 by the Guarantor, a copy of which is attached hereto.

                                     G-51
                                   EXHIBIT G


                  General Administrative Requirements for the
             State Environmental Infrastructure Financing Program

                                     H-52
                                   EXHIBIT H


                    Form of Continuing Disclosure Agreement